Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

AVEPOINT, INC.

As adopted on March 29, 2023

AMENDED AND RESTATED BYLAWS OF

AVEPOINT, INC.

(a Delaware corporation)

TABLE OF CONTENTS

ARTICLE I OFFICES		1
1.1	Registered Office	1
1.2	Offices	1
ARTICLE II MEETINGS OF STOCKHOLDERS		1
2.1	Location	1
2.2	Annual Meetings	1
2.3	Special Meetings.	1
2.4	Notice of Meeting	2
2.5	Stockholders’ Records	2
2.6	Quorum; Meeting Adjournment; Presence by Remote Means.	3
2.7	Organization	4
2.8	Notice of Stockholder Business and Nominations.	4
2.9	Voting Thresholds; Proxies	9
2.10	Number of Votes Per Share	9
2.11	Action by Written Consent of Stockholders; Electronic Consent; Notice of Action.	9
2.12	Inspectors	10
ARTICLE III DIRECTORS		10
3.1	Authorized Directors	10
3.2	Vacancies	10
3.3	Board Authority	10
3.4	Location of Meetings	10
3.5	First Meeting	10
3.6	Regular Meetings	10
3.7	Special Meetings	11
3.8	Quorum	11
3.9	Action Without a Meeting	11
3.10	Telephonic Meetings	11
3.11	Committees	11
3.12	Minutes of Meetings	12

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3.13	Compensation of Directors	12
3.14	Removal of Directors; Resignations	12
3.15	Notice.	12
ARTICLE IV OFFICERS		12
4.1	Required and Permitted Officers	12
4.2	Appointment of Required Officers	13
4.3	Appointment of Permitted Officers	13
4.4	Officer Compensation	13
4.5	Term of Office; Vacancies	13
4.5	Duties of Officers May be Delegated	13
4.7	Chair Presides	13
4.8	Absence of Chair	13
4.9	Powers of President	13
4.10	President’s Signature Authority	13
4.11	Absence of President	13
4.12	Duties of Secretary	14
4.13	Duties of Assistant Secretary	14
4.14	Duties of Treasurer	14
4.15	Disbursements and Financial Reports	14
4.16	Treasurer’s Bond	14
4.17	Duties of Assistant Treasurer	14
ARTICLE V CERTIFICATE OF STOCK		15
5.1	Stock Certificates	15
5.2	Facsimile Signatures	15
5.3	Lost Certificates	15
5.4	Transfer of Stock	15
5.5	Fixing a Record Date	15
5.6	Registered Stockholders	15
ARTICLE VI GENERAL PROVISIONS		16
6.1	Dividends	16
6.2	Checks	16
6.3	Fiscal Year	16
6.4	Corporate Seal	16
6.5	Indemnification	16
6.6	Books and Records	17
6.7	Conflicts with Certificate of Incorporation	17
ARTICLE VII AMENDMENTS		17

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AMENDED AND RESTATED BYLAWS
OF
AVEPOINT, INC.

ARTICLE I
OFFICES

1.1    Registered Office. The registered office of AvePoint, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2    Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1    Location. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting; provided that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law (the “DGCL”).

2.2    Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which they shall elect a Board, and transact such other business as may properly be brought before the meeting.

2.3    Special Meetings.

(a)    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by: (i) the President, (ii) the President or Secretary at the request in writing of a majority of the Board, or (iii) by the Secretary at the request in writing of stockholders owning at least 50% in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at the meeting. Such request shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting; (ii) the reasons for conducting such business at the special meeting; (iii) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and (iv) the information required in Section 2.8(b) of these Bylaws, as applicable.

(b)    Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice; provided, however, that in the case of a special meeting requested by the stockholders, nothing herein shall prohibit the Board from submitting additional matters to the stockholders at any such special meeting.

(c)    A special meeting requested by stockholders shall be held on such date and at such time as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if: (i) the Board has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request; (ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law; (iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.3(c)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or (iv) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(d)    A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and, if following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite percentage of the entire capital stock of the Corporation entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.

2.4    Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

2.5    Stockholders’ Records. The Corporation shall prepare, no later than the 10th day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (but not the electronic address or other electronic contact information) of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to those persons who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.6    Quorum; Meeting Adjournment; Presence by Remote Means.

(a)    Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.6(b) below, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

(b)    Meeting Adjournment. The chair of the meeting shall have the power to adjourn the meeting from time to time for any reasonable purpose. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

(c)    Presence by Remote Means. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(i)    participate in a meeting of stockholders; and

(ii)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.7    Organization. The Chair of the Board shall act as chair of all meetings of the stockholders. The Board may designate any other director or officer of the Corporation to act as chair of any meeting in the absence of the Chair of the Board, and the Board may further provide for determining who shall act as chair of any stockholders meeting in the absence of the Chair of the Board and such designee. The Board may adopt such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chair, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board or by the chair of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; and (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any). Subject to any rules and regulations adopted by the Board, the chair of the meeting may convene any meeting of stockholders and, for any reason, from time to time, adjourn and or recess any meeting of stockholders pursuant to Section 2.6(b) of these Bylaws.

2.8    Notice of Stockholder Business and Nominations.

(a)    Annual Meetings of Stockholders.

(1)    Nominations for the election of directors and the proposal of other business at an annual meeting may be made only: (i) by or at the direction of the Board or any committee thereof; or (ii) by a stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Section 2.8 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with this Section 2.8. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to make a director nomination or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation definitive proxy statement for the applicable stockholders meeting pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)).

(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(a)(1)(ii), the stockholder must have given timely and proper notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after its anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day before the meeting and not later than the close of business on the later of the 90th day before the meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of persons a stockholder may nominate for election as a director at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of persons a stockholder may nominate for election as a director at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(3)    A stockholder’s notice to the Secretary with respect to business proposed to be brought before a meeting shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting (including the text of any proposed amendment to these Bylaws in the event that such business includes a proposal to amend these Bylaws), and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s stock ledger, of such stockholder proposing such business, the name and address of any beneficial owner on whose behalf the proposal is being made and the name and address of any of their respective affiliates or associates or other parties with whom such stockholder or such beneficial owner is acting in concert (each, an “Associated Person”), (iii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (iv) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by the stockholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation (collectively, “Derivative Instruments”), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (vi) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the stockholder and any beneficial owner on whose behalf the proposal is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (vii) any rights to dividends on the shares of the Corporation owned beneficially by the stockholder and any Associated Person that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the stockholder, the beneficial owner or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (ix) any performance-related fees (other than an asset-based fee) that the stockholder, the beneficial owner or any Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments, (x) any material interest of the stockholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, in such business and (xi) any other information as reasonably requested by the Corporation. The stockholder shall (a) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 2.8(a)(3) and (b) promptly update and supplement information previously provided to the Corporation pursuant to this Section 2.8(a)(3), if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the record date for the meeting of stockholders and (z) as of the date that is 10 days prior to the meeting of stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a stockholder to change the business proposed for the meeting after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a stockholder. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.

In addition to the other requirements of this to Section 2.8(a)(3) with respect to any business proposed by a stockholder to be made at a meeting, each stockholder, any beneficial owner on whose behalf the proposal is being made and any Associated Person shall also comply with all applicable requirements of the Certificate of Incorporation, these Bylaws and state and federal law, including the Exchange Act, with respect to any such proposal or the solicitation of proxies with respect thereto.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.8. The chair of a meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 2.8. If the chair of the meeting should so determine, he or she shall so declare to the meeting, and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.8(a)(3), a stockholder seeking to have a proposal included in the Corporation’s proxy statement shall, in order to do so, comply with the requirements of Regulation 14A under the Exchange Act (including Rule 14a-8 or its successor provision).

(4)    A stockholder’s notice to the Secretary with respect to a nomination of one or more persons for election as directors at a meeting by a stockholder of the Corporation (a “Stockholder Nominee”) shall set forth (a) the name and address, as they appear on the Corporation’s stock ledger, of the stockholder giving the notice, the name and address of any beneficial owner on whose behalf the nomination is being made and the name and address of any Associated Person, (b) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (c) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by such stockholder and any beneficial owner on whose behalf the notice is given and any Associated Person, (d) a description of any Derivative Instrument that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (e) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the stockholder and any beneficial owner on whose behalf the nomination is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (f) any rights to dividends on the shares of the Corporation owned beneficially by the stockholder and any Associated Person that are separated or separable from the underlying shares of the Corporation, (g) any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the stockholder, the beneficial owner or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (h) any performance-related fees (other than an asset-based fee) that the stockholder, the beneficial owner or any Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments, (i) a description of all agreements, arrangements and understandings between such stockholder or such beneficial owner or any Associated Person and each Stockholder Nominee with respect to such Stockholder Nominee’s service or duties as a nominee or director of the Corporation, including any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such Stockholder Nominee’s service or action as a nominee or director or any commitment or assurance as to how such Stockholder Nominee will act or vote on any matter, (j) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder and any beneficial owner on whose behalf the notice is given and (k) any other information as reasonably requested by the Corporation. Each such stockholder’s notice pursuant to this Section 2.8(a)(4) shall also set forth (i) the name, age, business address and, if known, residence address of each Stockholder Nominee for whom the stockholder is proposing or intends to solicit proxies and of each Stockholder Nominee who would be presented for election at the annual meeting in the event of a need to change the stockholders’ original slate, (ii) the principal occupation or employment of each Stockholder Nominee, (iii) the class and number of shares of stock of the Corporation that are owned beneficially and of record by each Stockholder Nominee, (iv) any other information relating to each Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the DGCL or applicable listing standards of the primary exchange on which the Corporation’s capital stock is listed or by the rules and regulations of the SEC promulgated under the Exchange Act, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested), (v) a representation as to whether the stockholder, the beneficial owner, if any, or any Associated Person intends to solicit proxies in support of director nominees other than a director nominee made by the Board or a committee appointed by the Board (each a “Board Nominee”) in compliance with the requirements of Rule 14a-19(b) under the Exchange Act, including a statement that the stockholder, the beneficial owner, if any, or any Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and (vi) the written consent of such Stockholder Nominee to be named in proxy statements as a nominee and to serve as a director if elected for the full term. The stockholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 2.8(a)(4) and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 2.8(a)(4), if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the record date for the meeting and (z) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices.

In addition to the other requirements of this Section 2.8(a)(4) with respect to any nomination proposed by a stockholder to be made at a meeting, each stockholder, any beneficial owner on whose behalf the nomination is being made and any Associated Person shall also comply with all applicable requirements of the Certificate of Incorporation, these Bylaws and state and federal law, including the Exchange Act (including Rule 14a-19 thereunder), with respect to any such nomination or the solicitation of proxies with respect thereto. In addition to the other requirements of this Section 2.8(a)(4), unless otherwise required by law, (i) no stockholder, beneficial owner or Associated Person shall solicit proxies in support of any nominees other than Board Nominees unless such stockholder, beneficial owner and Associated Person have complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (ii) if such stockholder, beneficial owner or Associated Person (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder, beneficial owner or Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder, beneficial owner or Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that such stockholder, beneficial owner or Associated Person has met the requirements of Rule 14a-19 under the Exchange Act.

The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a stockholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a stockholder. The Secretary shall deliver each stockholder’s notice under this Section 2.8(a)(4) that has been timely received to the Board or a committee designated by the Board for review.

Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to nominate the individual set forth in the stockholder’s notice of nomination as a director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

In addition to the information required to be provided by stockholders pursuant to this Section 2.8(a)(4), each Stockholder Nominee and each Board Nominee shall provide to the Secretary the following information: (i) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Stockholder Nominee or the Board Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any person being considered for nomination to the Board of Directors, as provided by the Secretary; (ii) the Stockholder Nominee’s or the Board Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the Secretary; (iii) written confirmation that the Stockholder Nominee or the Board Nominee (A) does not have, and will not have or enter into, any agreement, arrangement or understanding as to how he or she will vote on any matter, if elected as a director of the Corporation, and (B) is not a party to, and will not become a party to, any agreement, arrangement or understanding with any person or entity, including any direct or indirect compensation, reimbursement or indemnification arrangement with any person or entity other than the Corporation in connection with such nominee’s service or action as a director of the Corporation the terms of which have not been fully disclosed in advance to the Secretary; (iv) written disclosure of any transactions between the stockholder and the Stockholder Nominee within the preceding five years; and (v) any additional information as necessary to permit the Board to determine if each Stockholder Nominee and Board Nominee is independent under applicable listing standards with respect to service on the Board or any committee thereof, under any applicable rules of the SEC, and under any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence and qualifications of the Corporation’s directors.

Notwithstanding anything in these Bylaws to the contrary, no nomination for the election of a director shall be considered and voted upon at a meeting except in accordance with the procedures set forth in this Section 2.8. The chair of a meeting shall, if the facts warrant, determine that a nomination for the election of a director was not brought before the meeting in accordance with the procedures prescribed by this Section 2.8. If the chair of the meeting should so determine, he or she shall so declare to the meeting, and the nomination for the election of such director not properly brought before the meeting shall not be considered and voted upon.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or stockholders pursuant to Section 2.3 of these Bylaws or (2) provided that the Board has, or stockholders pursuant to Section 2.3 of these Bylaws have, determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.8(b), as applicable, and who is a stockholder of record at the time such notice is delivered to the Secretary and at the time of the special meeting. Clause (2) of the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting in accordance with this Section 2.8(b) if the stockholder’s notice as required by Section 2.8(a)(2) and Section 2.8(a)(4) (as if such special meeting of stockholders was an annual meeting of stockholders) shall be delivered to the Secretary at the principal executive officers of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

2.9    Voting Thresholds; Proxies. Unless otherwise required by law or the Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders, at which a quorum is present, by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaw, any matter, other than the election of directors, brought before any meeting of stockholders, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to consent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Unless required by statute or determined by the chair of the meeting to be advisable, voting at meetings of stockholders need not be by written ballot. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.10    Number of Votes Per Share. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote by such stockholder or by proxy for each share of the capital stock having voting power held by such stockholder.

2.11    Action by Written Consent of Stockholders; Electronic Consent; Notice of Action.

(a)    Action by Written Consent of Stockholders. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, is signed in a manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent in the manner permitted by law and shall be delivered to the Corporation as provided in Section 2.11(b). No written consent shall be effective to take the action set forth therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation.

(b)    Electronic Consent. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section; provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

(c)    Notice of Action. Prompt notice of any action taken pursuant to this Section 2.11 shall be provided to the stockholders in accordance with Section 228(e) of the DGCL.

2.12    Inspectors. The Board shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the chair of the meeting. Each inspector before entering upon the discharge of such duties shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. On request of the person presiding at the meeting, the inspector(s) shall report in writing on any challenge, question or matter determined by the inspector(s) and execute a certificate of any fact found by the inspector(s).

ARTICLE III
DIRECTORS

3.1    Authorized Directors. The number of directors shall be determined from time to time by resolution of the Board, and each director elected shall hold office until his or her successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders.

3.2    Vacancies. Unless otherwise provided in the Certificate of Incorporation, as it may be amended, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

3.3    Board Authority. The business of the Corporation shall be managed by or under the direction of the Board.

3.4    Location of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.5    First Meeting. The first meeting of each newly elected Board shall be held after each annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting.

3.6    Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7    Special Meetings. Special meetings of the Board may be called by the Chair of the Board upon notice to each director; special meetings shall be called by the Chair of the Board or Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the Chair of the Board or Secretary in like manner and on like notice on the written request of the sole director. Notice of any special meeting shall be given to each director at his or her business or residence in writing, or by facsimile transmission, telephone communication or electronic transmission; provided that, with respect to electronic transmission, the director has consented to receive the form of transmission at the address to which it is directed. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least 24 hours before such meeting. If by telephone, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board needs be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 7.1. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

3.8    Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and any act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing, writings, electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

3.10    Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board or any committee designated by the Board may participate in a meeting of the Board or any committee, by means of conference telephone or other means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

3.11    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Except as otherwise provided by applicable law, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board.

Unless the Board provides otherwise, at all meetings of a committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

3.12    Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.13    Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14    Removal of Directors; Resignations. Directors may be removed in accordance with Article VII(A)(3) of the Certificate of Incorporation. Any director may resign at any time by notice given in writing or by electronic transmission to the Chair of the Board, the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the Chair of the Board, the President or the Secretary of Corporation or at such later effective date or upon the happening of an event or events as is therein specified.3.15    Notice. (a)Except as otherwise provided, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email, or by other means of electronic transmission, as provided in Section 232 of the DGCL.

(b)    Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing, signed by, or by electronic transmission by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

ARTICLE IV
OFFICERS

4.1    Required and Permitted Officers. The officers of the Corporation shall be appointed by the Board and shall be a President, a Treasurer and a Secretary. The Board may elect from among its members a Chair of the Board and a Vice-Chair of the Board. The Board may also appoint one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

4.2    Appointment of Required Officers. The Board at its first meeting after each annual meeting of stockholders shall appoint a President, a Treasurer, and a Secretary and may appoint Vice-Presidents.

4.3    Appointment of Permitted Officers. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

4.4    Officer Compensation. The compensation of all officers of the Corporation shall be fixed by the Board or a committee thereof.

4.5    Term of Office; Vacancies. The officers of the Corporation shall hold office until their successors are appointed and qualified. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

4.6    Duties of Officers May be Delegated. In case any officer is absent, or for any other reason that the Board may deem sufficient, the President or the Board may delegate for the time being the powers or duties of such officer to any other officer.

THE CHAIR OF THE BOARD

4.7    Chair Presides. The Chair of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

4.8    Absence of Chair. In the absence of the Chair of the Board, the Vice-Chair of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

THE PRESIDENT AND VICE-PRESIDENTS

4.9    Powers of President. The President shall be the chief executive officer of the Corporation; in the absence of the Chair and Vice-Chair of the Board he or she shall preside at all meetings of the stockholders and the Board; he or she shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

4.10    President’s Signature Authority. The President may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

4.11    Absence of President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President, if any, (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

4.12    Duties of Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

4.13    Duties of Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

4.14    Duties of Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation.

4.15    Disbursements and Financial Reports. He or she shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

4.16    Treasurer’s Bond. If required by the Board, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

4.17    Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V
CERTIFICATE OF STOCK

5.1    Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by, the Chair or Vice-Chair of the Board, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.2    Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still acting as such at the date of issue.

5.3    Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4    Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.5    Fixing a Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date that shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board may fix a new record date for the adjourned meeting.

5.6    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI
GENERAL PROVISIONS

6.1    Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

6.2    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

6.3    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

6.4    Corporate Seal. The Board may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

6.5    Indemnification. The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director, officer or employee made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director, officer or employee of the Corporation or a predecessor Corporation or a director, officer or employee of another Corporation, if such person served in such position at the request of the Corporation; provided, that the Corporation shall indemnify any such director, officer or employee in connection with a proceeding initiated by such director, officer or employee only if such proceeding was authorized by the Board of the Corporation. The indemnification provided for in this Section 6.5 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under these Bylaws, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, officer or employee and (iii) inure to the benefit of the heirs, executors and administrators of a person who has ceased to be a director, officer or employee. The Corporation’s obligation to provide indemnification under this Section 6.5 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

Expenses incurred by a director, officer or employee of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Corporation (or was serving at the Corporation’s request as a director, officer or employee of another Corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the DGCL. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of the Corporation that alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders.

The foregoing provisions of this Section 6.5 shall be deemed to be a contract between the Corporation and each director, officer or employee who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

To assure indemnification under this Section 6.5 of all directors, officers and employees who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation that may exist from time to time, Section 145 of the DGCL shall, for the purposes of this Section 6.5, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including any plan of the Corporation that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve the Corporation for purposes of Section 145 of the DGCL, as administrator of an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

6.6    Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

6.7    Conflicts with Certificate of Incorporation. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

ARTICLE VII
AMENDMENTS

7.1         These Bylaws may be altered, amended or repealed, or new bylaws may be adopted by the stockholders or by the Board, when such power is conferred upon the Board by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.